UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

DivX, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 26, 2006, the Board of Directors of DivX, Inc. (the “Company”) amended the Company’s 2006 Executive Cash Bonus Plan (the “Plan”) to increase the milestones for revenue that must be achieved by the Company in order to trigger the various levels of executive bonuses pursuant to the Plan.  The increased milestones will be effective for the fourth quarter of 2006.  In addition, participants in the Plan immediately will be paid quarterly bonuses and the portion of the annual bonus earned, in each case through September 30, 2006, in accordance with the milestones previously set forth in the Plan.

Item 2.02               Results of Operations and Financial Condition.

On October 30, 2006, the Company announced unaudited financial results for the quarter ended September 30, 2006.  A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press release of DivX, Inc. dated October 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: October 30, 2006	By:	/s/ David J. Richter
Name: David J. Richter
Title: GC, Legal and Corporate Development

INDEX TO EXHIBITS

Number	Description

99.1	Press release of DivX, Inc. dated October 30, 2006.